UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2012

PolyMedix, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, the Board of Directors of PolyMedix, Inc. (the “Company”) approved a grant of options to purchase 1,726,000 shares of the Company’s common stock to the Company’s President and Chief Executive Officer, Nicholas Landekic. Options to purchase 1,000,000 shares of common stock were awarded under the Company’s Amended and Restated 2005 Omnibus Equity Compensation Plan (the “Plan”). Options to purchase 726,000 shares of common stock were awarded outside of the Plan. Each option grant has an exercise price equal to $1.22 per share, the closing price of the Company’s common stock on the OTC Bulletin Board on March 26, 2012. The options vest in thirty-six equal monthly installments beginning April 26, 2012, and expire March 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date:  April 10, 2012                                                                                     By:  /s/  Edward F. Smith
Edward F. Smith
Vice President, Finance
 and Chief Financial Officer